Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-41011) and Form S-8 (No. 33-44371, No. 33-51791, No. 33-60053, No. 333-22391, No. 333-31903, No. 333-64207 and No. 333-90785) of CIGNA Corporation of our report dated February 28, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 4, 2005